EXHIBIT 5.1
                                                                     -----------

                                  June 13, 2006


Semotus Solutions, Inc.
718 University Avenue, Suite 202
Los Gatos, California  95032

Re:    Semotus Solutions, Inc.
       Registration Statement on Form S-8
       ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Semotus Solutions, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 3,000,000 shares of common stock, $0.01 par value, of the Company (the "Common Stock") to be issued from time to time pursuant to the terms and conditions of the Company's 2005 Stock Option Plan (the "Plan").

     In so acting, we have examined the Registration Statement, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, or such documents, records, certificates and other instruments as In our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than the Nevada Corporation Law and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

     Based on and subject to the foregoing, we are of the opinion that the Common Stock has been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plan and (b) paid for in full accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and non-assessable.


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Semotus Solutions, Inc.
June 13, 2006
Page Two


     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                       Very truly yours,




                                       SILICON VALLEY LAW GROUP